Exhibit 99.1

FOR IMMEDIATE RELEASE

INC Research Reports First Quarter 2016 Results

Highlights

•	Book-to-bill of 1.2x for the first quarter of 2016 and 1.3x for the trailing twelve-month period ended March 31, 2016.

•	Net new business awards of $302.4 million for the three months ended March 31, 2016.

•	Net service revenue growth of 17.7% for the three months ended March 31, 2016.

•	Adjusted diluted earnings per share growth of 38.1% to $0.58 for the three months ended March 31, 2016.

•	GAAP diluted earnings per share of $0.31 for the three months ended March 31, 2016.

•	Increased full year net service revenue guidance to $1,020 million to $1,030 million and adjusted diluted EPS guidance to $2.34 to $2.46.

RALEIGH, NC, May 2, 2016-- INC Research Holdings, Inc. (Nasdaq: INCR), a leading global Phase I to Phase IV contract research organization, today reported financial results for the first quarter ended March 31, 2016.

“INC is off to an excellent start in 2016 with our first quarter results driven by robust awards and a strong book-to-bill ratio,” said CEO Jamie Macdonald. “We continue to strengthen our position as an innovative clinical development partner to our customers and remain focused on our goal to make INC Research the CRO of Choice for all of our stakeholders.”

First Quarter 2016 Results
Net service revenue for the three months ended March 31, 2016 increased by 17.7% to $249.0 million, compared to net service revenue of $211.5 million for the three months ended March 31, 2015. Net service revenue growth during the first quarter of 2016 was primarily driven by continued strong awards over the last two years. In 2016, revenue grew across all therapeutic areas and has been particularly strong in the central nervous system, oncology and other complex therapeutic areas. During the three months ended March 31, 2016, fluctuations in foreign currency exchange rates resulted in an unfavorable impact of $6.0 million on net service revenue compared to the same period in the prior year.
Income from operations for the three months ended March 31, 2016 increased 0.4% to $32.5 million, compared to $32.4 million for the three months ended March 31, 2015, representing an operating margin for the three months ended March 31, 2016 of 13.1%, compared to 15.3% for the same period in the prior year.
The Company's income from operations includes certain expenses and transactions that the Company believes are not representative of its core operations. Excluding these items, adjusted income from operations was $52.2 million for the three months ended March 31, 2016, compared to $46.4 million for the three months ended March 31, 2015, representing growth of 12.4%. Adjusted operating margin for the three months ended March 31, 2016, was 21.0% compared to 22.0% for the same period in 2015.
The Company reported net income for the three months ended March 31, 2016 of $17.4 million, resulting in diluted earnings per share of $0.31, compared to net income of $25.3 million, or $0.40 per diluted share, for the three months ended March 31, 2015. This decrease was primarily due to the impact of foreign currency losses in 2016 compared to gains in the first quarter of the prior year. Adjusted net income for the three months ended March 31, 2016 was $32.5 million, or $0.58 per diluted share, compared to $26.3 million, or $0.42 per diluted share, for the same period in the prior year.
Adjusted EBITDA for the three months ended March 31, 2016 increased 11.5% to $57.1 million, up from $51.2 million for the three months ended March 31, 2015. For the three months ended March 31, 2016, adjusted EBITDA margins decreased to 22.9% from 24.2% for the three months ended March 31, 2015.
Important disclosures about and reconciliations of non-GAAP measures, including net service revenue, adjusted income from operations, adjusted operating margin, adjusted net income and adjusted diluted earnings per share, EBITDA and adjusted EBITDA, to the corresponding GAAP measures, are provided below and attached to this press release.
New Business Awards and Backlog
Backlog grew by 17.5% to $1.9 billion as of March 31, 2016, as compared to $1.6 billion as of March 31, 2015. For the three and twelve months ended March 31, 2016, fluctuations in foreign currency exchange rates resulted in a favorable impact on our March 31, 2016 backlog in the amount of $7.0 million and $7.9 million, respectively, primarily due to the strengthening of the Euro against the U.S. dollar. Net new business awards were $302.4 million, representing a book-to-bill ratio of 1.2x, for the three months ended March 31, 2016 as compared to $255.5 million for the three months ended March 31, 2015. This increase was primarily due to the Company's continued growth across CNS, Oncology and other complex therapeutic areas.

Business Outlook
The Company is updating its 2016 full-year guidance as outlined in the following table. The guidance takes into account a number of factors, including current foreign currency exchange rates, expected tax rates, and the Company’s overall outlook.

	Guidance Issued		Guidance Issued
	5/2/2016		2/25/2016
	Low	High	Low	High
Net service revenue	$1,020 million	$1,030 million	$1,005 million	$1,025 million
GAAP diluted EPS	$1.60	$1.70	$1.69	$1.84
Adjusted diluted EPS	$2.34	$2.46	$2.30	$2.45
Important disclosures about and reconciliations of non-GAAP measures, including adjusted net income and diluted adjusted earnings per share, to the corresponding GAAP measures are provided below and attached to this press release.
Webcast and Conference Call Details
INC Research will host a conference call at 8:00 a.m. EDT on May 2, 2016, to discuss its first quarter 2016 financial results. The live webcast will be available in listen-only mode on the Events section of the Company's Investor Relations website at investor.incresearch.com. To participate via phone, please dial +1 (877) 930-8058 within the United States or +1 (253) 336-7551 outside the United States, approximately 15 minutes before the scheduled start of the call. The conference ID for the call is 94957861.
An archived replay of the conference call will be available online at investor.incresearch.com after 1:00 p.m. EDT on May 2, 2016. In addition, an audio replay will be available for one week following the call and will be accessible by dialing +1 (855) 859-2056 within the United States or +1 (404) 537-3406 outside the United States. The audio replay ID is 94957861.
About INC Research
INC Research (Nasdaq: INCR) is a leading global contract research organization ("CRO") providing the full range of Phase I to Phase IV clinical development services for the biopharmaceutical and medical device industries. Leveraging the breadth of our service offerings and the depth of our therapeutic expertise across multiple patient populations, INC Research connects customers, clinical research sites and patients to accelerate the delivery of new medicines to market. The Company was named “Best Contract Research Organization” in December 2015 by a distinguished panel for Scrip Intelligence and ranked “Top CRO to Work With” among large global CROs in the 2015 CenterWatch Global Investigative Site Relationship Survey.  INC Research is headquartered in Raleigh, NC, with operations across six continents and experience spanning more than 110 countries. For more information, please visit www.incresearch.com.

Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this press release, including our updated 2016 guidance, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include, but are not limited to: our ability to adequately price our contracts and not overrun cost estimates; general and international economic, political and other risks, including currency and stock market fluctuations; fluctuations in our financial results; our ability to maintain or generate new business awards; our backlog not being indicative of future revenues and our ability to realize the anticipated future revenue reflected in our backlog; our customer or therapeutic area concentration; our ability to increase our market share, grow our business and execute our growth strategies; and the other risk factors set forth in our Form 10-K for the year ended December 31, 2015 and other SEC filings, copies of which are available free of charge on our website at investor.incresearch.com. INC Research assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with GAAP, this press release contains certain non-GAAP financial measures, including Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Net Income (including Adjusted Diluted Earnings per Share), EBITDA and Adjusted EBITDA. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets or statements of cash flows of the Company.
The Company defines Adjusted Income from Operations as income from operations excluding certain expenses and transactions that the Company believes are not representative of its core operations, namely, acquisition-related amortization, restructuring and other costs, transaction expenses, share-based compensation expense, contingent consideration related to acquisitions and other, and asset impairment charges. The Company defines Adjusted Operating Margin as adjusted income from operations as a percentage of net service revenue.
The Company defines Adjusted Net Income (including Adjusted Diluted Earnings per Share) as net income (including diluted earnings per share) excluding the items excluded from adjusted income from operations mentioned previously and other expense (income). After giving effect to these items and other unusual tax impacts during the period, the Company has also included an adjustment to its income tax rate to reflect the expected long-term income tax rate.
EBITDA represents earnings before interest, taxes, depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA excluding certain expenses and transactions that the Company believes are not representative of its core operations, namely, restructuring and other costs, transaction expenses, share-based compensation expense, contingent consideration related to acquisitions and other, asset impairment charges, transaction expenses, and other expense (income). The Company presents EBITDA and Adjusted EBITDA because it believes they are useful metrics for investors as they are commonly used by investors, analysts and debt holders to measure the Company's ability to service its debt obligations, fund capital expenditures and meet working capital requirements.
Each of the non-GAAP measures noted above are used by management and the Board to evaluate the Company's core operating results as they exclude certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business. Adjusted Income from Operations, Adjusted Operating Margin, and Adjusted Net Income (including Adjusted Diluted Earnings per Share) are used by management and the Board to assess the Company's business. The Company believes these measures are used by investors and analysts to measure the Company's performance. Adjusted

EBITDA is also a useful metric for management, investors and debt holders to measure the Company's ability to service its debt obligations.
Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.  Also, other companies might calculate these measures differently. Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures included in this press release and the accompanying tables.

Investor Relations Contact:
Ronnie Speight
Vice President, Investor Relations
Phone: +1 (919) 745-2745
Email: Investor.Relations@incresearch.com

Press/Media Contact:
Lori Dorer
Senior Director, Corporate Communications
Phone: +1 (513) 763-1380
Email: Corporate.Communications@incresearch.com

INC Research Holdings, Inc. and Subsidiaries
GAAP Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2016	2015
Net service revenue	$248,997	$211,514
Reimbursable out-of-pocket expenses	164,090	97,403
Total revenue	413,087	308,917

Costs and operating expenses:
Direct costs	152,058	125,448
Reimbursable out-of-pocket expenses	164,090	97,403
Selling, general and administrative	43,479	35,800
Restructuring and other costs	6,038	(418)
Transaction expenses	561	122
Asset impairment charges	—	3,931
Depreciation	4,892	4,766
Amortization	9,461	9,478
Total operating expenses	380,579	276,530
Income from operations	32,508	32,387

Other income (expense), net:
Interest income	34	84
Interest expense	(3,004)	(5,389)
Other (expense) income, net	(5,117)	3,466
Total other expense, net	(8,087)	(1,839)
Income before provision for income taxes	24,421	30,548
Income tax expense	(7,016)	(5,292)
Net income	$17,405	$25,256

Earnings per share:
Basic	$0.32	$0.41
Diluted	$0.31	$0.40
Weighted average common shares outstanding:
Basic	53,955	61,244
Diluted	55,862	63,103

INC Research Holdings, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2016	2015
Adjusted Income from Operations:
GAAP income from operations	$32,508	$32,387
Amortization (a)	9,461	9,478
Restructuring and other costs (b)	6,038	(418)
Transaction expenses (c)	561	122
Asset impairment charges (d)	—	3,931
Share-based compensation (e)	2,816	707
Contingent consideration and other (f)	799	221
Adjusted Income from Operations	$52,183	$46,428
GAAP Operating Margin	13.1%	15.3%
Adjusted Operating Margin	21.0%	22.0%

EBITDA and Adjusted EBITDA:
Net income as reported	$17,405	$25,256
Interest expense, net	2,970	5,305
Income tax expense	7,016	5,292
Depreciation	4,892	4,766
Amortization	9,461	9,478
EBITDA	41,744	50,097
Restructuring and other costs (b)	6,038	(418)
Transaction expenses (c)	561	122
Asset impairment charges (d)	—	3,931
Share-based compensation (e)	2,816	707
Contingent consideration and other (f)	799	221
Other expense (income) (g)	5,117	(3,466)
Adjusted EBITDA	$57,075	$51,194
Adjusted EBITDA Margin	22.9%	24.2%

INC Research Holdings, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Continued)
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2016	2015
Adjusted Net Income:
Net income as reported	$17,405	$25,256
Amortization (a)	9,461	9,478
Restructuring and other costs (b)	6,038	(418)
Transaction expenses (c)	561	122
Asset impairment charges (d)	—	3,931
Share-based compensation (e)	2,816	707
Contingent consideration and other (f)	799	221
Other expense (income) (g)	5,117	(3,466)
Adjust income tax to normalized rate (h)	(9,717)	(9,513)
Adjusted Net Income	$32,480	$26,318

Diluted weighted average common shares outstanding	55,862	63,103

Adjusted Diluted EPS	$0.58	$0.42

(a)	Represents the amortization of intangible assets primarily for customer relationships and backlog.

(b)
Restructuring and other costs consist of: (i) severance costs associated with a reduction of workforce in line with the Company's expectations of future business operations, (ii) legal and consulting cost incurred for the continued consolidation of legal entities and restructuring of the Company's contract financial process to meet the requirements of upcoming accounting regulation changes, and (iii) lease obligation and termination costs in connection with abandonment and closure of redundant facilities.

(c)	Represents fees associated with debt placement and refinancings and other corporate transactions.

(d)	Represents impairment of goodwill and long-lived assets associated with the Company's Phase I Services reporting unit.

(e)	Represents share-based compensation expense related to awards granted under equity incentive plans.

(f)	Represents contingent consideration expense incurred as a result of acquisitions and other expenses accounted for as compensation expense under GAAP.

(g)	Represents other (income) expense comprised primarily of foreign exchange gains and losses.

(h)
Adjustment for the income tax effect of the non-GAAP adjustments made to arrive at adjusted net income using the estimated effective tax rate of 34% in 2016 and 36% in 2015. In 2015, the Company's effective tax rate has been adjusted in order to reflect the removal of the tax impact of its valuation allowances recorded against its deferred tax assets and changes in the assertion to indefinitely reinvest the undistributed earnings of foreign subsidiaries. Historically, the Company has recorded a valuation allowance against some of its deferred tax assets, but believes that these valuation allowances cause significant fluctuations in its financial results that are not indicative of the Company's underlying financial performance. Specifically, the majority of the Company's revenue was generated in jurisdictions in which it recognized no tax expense or benefit due to changes in this valuation allowance.

INC Research Holdings, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Full-Year 2016 Guidance
(in millions, except per share data)
(unaudited)

	Adjusted Net Income		Adjusted Diluted Earnings Per Share
	Low	High	Low	High
Net income and diluted earnings per share	$90.0	$95.0	$1.60	$1.70
Adjustments:
Amortization (a)	37.7	37.7
Share-based compensation expense (a)	14.0	14.0
Contingent consideration and other expense (a)	1.2	1.2
Restructuring and other costs (a)	8.0	9.0
Transaction Costs (a)	0.5	0.5
Other (a)	5.0	6.5
Income tax effect of above adjustments (b)	(25.4)	(25.9)
Adjusted net income and adjusted diluted earnings per share	$131.0	$138.0	$2.34	$2.46

(a)	Amounts are estimates with an estimated range of +/- 5% and are presented gross without the benefit of income tax reduction.

(b)
Income tax expense is calculated and the adjustments are tax-affected at an approximate rate of 34%, which is the midpoint of our range for the expected income tax rate of 33% to 35%. This adjustment also excludes unusual tax impacts during the period.

INC Research Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$53,181	$85,011
Restricted cash	476	452
Accounts receivable:
Billed, net	198,209	158,315
Unbilled	164,444	139,697
Prepaid expenses and other current assets	33,768	38,571
Total current assets	450,078	422,046
Property and equipment, net	45,525	44,813
Goodwill	553,218	553,008
Intangible assets, net	142,930	152,340
Deferred income taxes	12,083	12,073
Other long-term assets	24,508	26,939
Total assets	$1,228,342	$1,211,219

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$40,370	$22,497
Accrued liabilities	144,957	111,262
Deferred revenue	281,776	311,029
Current portion of long-term debt	5,781	29,804
Total current liabilities	472,884	474,592
Long-term debt, less current portion	466,450	472,035
Deferred income taxes	14,943	28,066
Other long-term liabilities	22,008	19,092
Total liabilities	976,285	993,785

Commitments and contingencies

Shareholders' equity:
Preferred stock, $0.01 par value; 30,000,000 authorized, 0 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	—	—
Common stock, $0.01 par value; 600,000,000 shares authorized; 54,003,179 and 53,871,484 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	540	539
Additional paid-in-capital	564,237	559,910
Accumulated other comprehensive loss	(36,207)	(41,543)
Accumulated deficit	(276,513)	(301,472)
Total shareholders' equity	252,057	217,434
Total liabilities and shareholders' equity	$1,228,342	$1,211,219

INC Research Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2016	2015
Operating activities
Net income	$17,405	$25,256
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	14,353	14,244
Amortization of capitalized loan fees	262	441
Share-based compensation	2,816	707
Provision for doubtful accounts	1,129	211
Deferred income tax (benefit) provision	(1,268)	939
Foreign currency adjustments	7,774	(2,389)
Asset impairment charges	—	3,931
Other adjustments	130	(116)
Changes in operating assets and liabilities:
Accounts receivable billed and unbilled	(60,833)	(28,001)
Accounts payable and accrued liabilities	13,048	(14,078)
Deferred revenue	(1,058)	39,803
Other assets and liabilities	5,596	2,683
Net cash (used in) provided by operating activities	(646)	43,631

Investing activities
Purchases of property and equipment	(4,774)	(4,870)
Net cash used in investing activities	(4,774)	(4,870)

Financing activities
Repayment of revolving credit facility	(30,000)	—
Payments on long-term debt	—	(1,063)
Principal payments toward capital lease obligations	—	(199)
Payments related to tax withholding for share-based compensation	(11)	—
Proceeds from the exercise of stock options	3,559	—
Net cash used in financing activities	(26,452)	(1,262)

Effect of exchange rate changes on cash and cash equivalents	42	(7,603)
Net change in cash and cash equivalents	(31,830)	29,896
Cash and cash equivalents at the beginning of the period	85,011	126,453
Cash and cash equivalents at the end of the period	$53,181	$156,349